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                        (LIFEPOINT HOSPITALS, INC. LOGO)


CONTACT:    MICHAEL J. CULOTTA
            CHIEF FINANCIAL OFFICER
            (615) 372-8512


               LIFEPOINT HOSPITALS TO BROADCAST ITS FOURTH QUARTER
                AND YEAR-END CONFERENCE CALL LIVE ON THE INTERNET

BRENTWOOD, TENNESSEE (January 22, 2002) - LifePoint Hospitals, Inc. (NASDAQ:
LPNT) announced today that it will provide an online Web simulcast of its fourth quarter and year-end 2001 earnings conference call on Tuesday, February 5, 2002. The Company's results for the fourth quarter and year ended December 31, 2001, will be released after the close of the market on Monday, February 4, 2002.

         The live broadcast of LifePoint Hospitals' conference call will begin at 11:00 a.m. Eastern Time on February 5, 2002. A 30-day online replay will be available approximately two hours following the conclusion of the live broadcast. A link to these events can be found on the Company's website at www.lifepointhospitals.com or www.companyboardroom.com.

         LifePoint Hospitals, Inc. owns and operates 23 hospitals in non-urban areas. In most cases, the LifePoint facility is the only hospital in its community. LifePoint's non-urban operating strategy offers continued operational improvement by focusing on its five core values: delivering high quality patient care, supporting physicians, creating excellent workplaces for its employees, providing community value, and ensuring fiscal responsibility. Headquartered in Brentwood, Tennessee, LifePoint Hospitals is affiliated with over 6,000 employees.

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